Comstock Mining Reaches Positive Agreement to Favorably Amend Joint Venture
Moves on Consent for Automatic Conversion of Preferred Stock

VIRGINIA CITY, NV (July 29, 2015) - Comstock Mining Inc. (the “Company”) (NYSE MKT: LODE) today announced that it has reached a definitive agreement with John V. Winfield to amend the terms of the operating agreement for its Northern Comstock LLC joint venture, that will reduce the Company's remaining capital contributions from $31.05 million down to $9.75 million and permit such capital contributions to be made in the form of cash, or in certain circumstances, the Company’s common stock, par value $0.000666 per share ("Common Stock") and defer certain payments to a more suitable schedule. In addition, any prior or future royalty commitments for the Northern Comstock properties and Mr. Winfield will be eliminated. There are no provisions for any issuances of preferred stock, in any form.
Additionally, the Company will mail notices and consent solicitations to all the holders of the Company’s outstanding shares of convertible preferred stock (the “Consent Solicitation”), pursuant to which the Company is seeking written authorization from a majority of the holders of the Company’s outstanding 7 1/2% Series A-1 Convertible Preferred Stock (“Series A-1”), 7 1/2% Series A-2 Convertible Preferred Stock (“Series A-2”) and 7 1/2% Series B Convertible Preferred Stock (“Series B,” and together with the Series A-1 and Series A-2, the “Preferred”) to amend the certificates of designation of rights, preferences, rights and limitations of the Preferred (the “Charters”). If adopted, the amendments to the Charters will result in the automatic conversion of the Preferred into shares of Common Stock. In addition, if the amendments to the Charters are approved, each holder of the Preferred will receive a one-time dividend of 127 shares of Common Stock, per share of Preferred.
Adoption of the amendments requires approval of affirmative vote of the holders of a majority of the then outstanding shares of the Preferred and submission of the amendments to the Charters with the Secretary of State of the State of Nevada. Even if approved by a majority of the then outstanding shares of the Preferred, until adopted, the Board has the right to terminate the Consent Solicitation and elect not to file the amendments. Consents received by the Company shall cease to be effective if the amendments are not adopted on or before August 26, 2015.
A majority of the holders of the Shares, including the Winfield Group (which includes Mr. John V. Winfield, the Company's Chairman of our Board of Directors, and entities that he controls) have indicated their intention to authorize the amendments to the Charters.

Corrado De Gasperis, President & CEO commented, "This is a watershed moment in the Company’s evolution that reflects our investors confidence in our progress and forward plans and our boards ability to take steps necessary to maximize value to all of our shareholders. It immediately strengthens our balance sheet by significantly reducing liabilities on some of our richest properties, improves our liquidity and dramatically lowers our future capital and mining costs.
The following table reflects the number of shares currently outstanding and the number of shares of Common Stock that would be outstanding after the conversion of the Preferred:

	Preferred shares	As Converted into Common Stock	One-Time Dividend	Total Shares of Common Stock
Series A-1	24,361.99	37,422,412	3,090,560	40,512,972
Series A-2	1,610.31	2,473,594	204,282	2,677,876
Series B	22,626.20	13,712,848	2,870,304	16,583,152
Common Stock Outstanding as of 6/30/2015*				85,173,255
Post-Conversion Common Stock*				144,947,255
*Excludes 3,082,713 shares of Common Stock issued as dividends on Preferred on July 1, 2015.

Holders of Preferred are referred to the Notice dated July 29, 2015 and the related Consent Letter, which are being sent to holders of the Preferred, for the detailed terms and conditions of the Consent Solicitation. The record date for determining the holders who are entitled to consent is 5:00 p.m., New York City time, on July 28, 2015.
Chairman John V. Winfield commented, "We have achieved tremendous progress despite significant challenges and obstacles, in the midst of one of the most difficult markets for junior miners. We have consolidated an unprecedented land position in a world-class silver and gold district, developed our resources, constructed and permitted a low-cost operation and have successfully established production while developing multiple, high-grade targets. These achievements, coupled with a simpler, more efficient capital structure that equally aligns all of our shareholders, provide a clear path for maximizing the intrinsic value of the Company’s precious metals, real estate and the unique, historical Comstock brand."

Mr. Winfield has advised the Company that, upon the successful conversion, he intends to donate all of his resulting personal dividends to the Comstock Foundation, an established 501 (c) 3 organization dedicated to the protection, preservation and restoration of the Comstock.  He also informed the Company of his intention to step down from his duties on its board, upon the successful conversion, to focus more on the community enhancing work of the Comstock Foundation and its efforts to enhance the national historical landmark and the Comstock brand. He will also continue focusing on his other InterGroup (NASDAQ: INTG) responsibilities.
Mr. De Gasperis concluded: “These transactions reflect the strong confidence and direct support of our largest investor in both our board and management teams for growing and maximizing the intrinsic value for all of our shareholders.”
Unless extended by the Company (which the Company has the right to do at any time and from time to time), the Consent Solicitation is scheduled to expire at 11:59 p.m., New York City time, on August 26, 2015.
About Comstock Mining Inc.
Comstock Mining Inc. is a producing, Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining, including concurrent and accelerated reclamations, soil sampling, voluntary air monitoring, cultural asset protection and historical restorations.  The Company began acquiring properties in the Comstock District in 2003.  Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and commenced production in 2012.  The Company continues acquiring additional properties in the district, expanding its footprint and creating opportunities for further exploration, development and mining.  The near term goal of our business plan is to maximize intrinsic stockholder value realized, per share, by validating qualified resources and reserves (proven and probable) from our first two resource areas, Lucerne and Dayton, and significantly grow the commercial development of our operations through extended, long-lived mine plans that are economically feasible and socially responsible.
Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Comstock. Forward-looking statements are statements that are not historical facts. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of, and demand for, our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing and accounting for restructuring charges, gains or losses on debt extinguishment, derivative liabilities and the impact thereof; productivity, business process, rationalization, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; recapitalization and other capital structure modifications; capital raising; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.
The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors discussed in Item 1A, “Risk Factors” of our annual report on Form 10-K and the following: current global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from the conversion of securities that are convertible into or exercisable for shares of our common stock; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to, or pursued by, us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to maintain the listing of our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.
Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:
PO Box 1118 Virginia City, NV 89440
questions@comstockmining.com
http://www.comstockmining.com
Corrado De Gasperis		Kimberly Shipley
President & CEO		Manager of Investor Relations
Tel (775) 847-4755		Tel (775) 847-0545
degasperis@comstockmining.com		shipley@comstockmining.com